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                                                                    EXHIBIT 23.3


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May 15, 2000



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT



We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated April 17, 2000, relating to the financial statements of Virtual Support CC, Virtual Colour Properties CC, Virtual Support CC and Virtual Colour Printing CC for the year ended February 29, 2000, which is part of this Registration Statement.



/s/ PRICEWATERHOUSECOOPERS, INC
PRICEWATERHOUSECOOPERS, INC
Cape Town, South Africa